EXHIBIT 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ Toronto and NYSE Amex Equities Stock Exchanges

 _______________NEWS_______________

Vista Gold Corp. Announces Closing of Combination and Investment in Midas Gold Corp.

Denver, Colorado, April 6, 2011 - Vista Gold Corp. (TSX & NYSE Amex Equities:  VGZ) (“Vista” or the “Company”) is pleased to announce the completion today of the previously announced combination (the “Combination”) involving Midas Gold, Inc. (“Midas”), Vista’s wholly-owned subsidiary, Vista Gold U.S. Inc. (“Vista US”) and Vista US’s wholly-owned subsidiary, Idaho Gold Resources, LLC (“Idaho Gold”).  As part of the Combination, each of Midas, Vista US and Idaho Gold contributed their respective gold assets in the Yellow Pine-Stibnite District in Idaho to a new Canadian private company named Midas Gold Corp. (“Midas Gold”) In exchange for the contribution of its Yellow Pine assets, Vista US was issued 30,402,615 common shares in the capital of Midas Gold (“Midas Gold Shares”).  See our press release dated February 23, 2011 for additional information on the Combination.

Concurrently with the Combination, Midas Gold completed a private placement of 6,129,800 Midas Gold Shares at a purchase price of Cdn.$2.50 to raise gross proceeds of Cdn.$15,324,500 (the “Private Placement”).  Vista purchased an additional 1,400,000 Midas Shares through the Private Placement for an aggregate purchase price of Cdn.$3,500,000.

Following the Combination and the Private Placement Vista and Vista US together hold 31,802,615 Midas Gold Shares representing 37.4% (basic) and 34.2% (fully diluted basis) of the issued and outstanding Midas Gold Shares.

The above-described securities have not been registered under the U.S. Securities Act of 1933, as amended, (the “U.S. Securities Act”) or any state securities laws of any state of the United States, and may not be offered or sold in the United States or to, or for the account or benefit of, a U.S. person (as defined in Regulation S under the U.S. Securities Act) or a person in the United States absent registration under the U.S. Securities Act or an applicable exemption from such registration requirements and in accordance with all applicable state securities laws of any state of the United States.  This press release shall not constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of the above described securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, and the Concordia gold project in Baja California Sur, Mexico, to achieve its goal of becoming a gold producer. Vista's other holdings include the Guadalupe de los Reyes gold project in Mexico, the Yellow Pine gold project in Idaho, the Awak Mas gold project in Indonesia, and the Long Valley gold project in California.

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, estimates of mineral resources, the conversion of inferred mineral resources to measured and indicated resources, the conversion of mineral resources to mineral reserves, the potential to expand the resource base at the Yellow Pine gold project, the timing for completion and expected results of the 43-101 resource estimate by Midas relating to its properties in the District, potential gold resources at the Yellow Pine gold project and on Midas properties located in the District, the potential upsize resulting from the combination of the Yellow Pine gold project with Midas' assets in the District, the quantum of the potential value realization, if any, resulting from the transaction, and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words "optimistic," "potential," "indicate," "expect," "intend," "hopes," "believe," "may," "will,", "could", "if," "anticipate," and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, the ability to find and hire an appropriate management team for Midas Gold, the ability to integrate the operations of Midas Gold, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to cost increases for capital and operating costs; risks relating to delays in the completion of the drilling program, risks related to the adequacy of the design of the drilling program, risks related to the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista's operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings "Note Regarding Forward-Looking Statements" and "Risk Factors" in Vista's latest Annual Report on Form 10-K as filed on March 14, 2011, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

For further information, please contact Connie Martinez at (720) 981-1185.